Exhibit 99.1

For Immediate Release

Contact:	Susan Hardman
Intersil Investor Relations
Tel: (408) 546-3332
E-Mail: shardman@intersil.com

Intersil Corporation Appoints Louis DiNardo as President and Chief Operating Officer

Milpitas, CA, January 25, 2006 – Intersil Corporation (NASDAQ: ISIL), a world leader in the design and manufacture of high performance analog solutions, today announced the appointment of Louis DiNardo (age 46) to the position of president and Chief Operating Officer reporting to Chief Executive Officer, Richard Beyer (age 57). This appointment is effective immediately. Mr. DiNardo joined Intersil in July of 2004 when Intersil acquired Xicor, Inc. Mr. DiNardo was president and CEO of Xicor from November of 2000 until the acquisition when he became executive vice president and general manager of the Power Management Products Group at Intersil.

Mr. Beyer noted, “I am very excited about the promotion of Lou to this newly created position – president and COO. Since he became a key executive of Intersil, he has demonstrated superb leadership in transforming our power management business into a high revenue and profit engine for the Company. At the same time, with his deep understanding and experience across all aspects of the high performance analog market, he has helped me and the other senior executives of Intersil improve many aspects of our Company’s business practices. Consequently, Intersil delivered exceptional results throughout 2005. I am confident that in his role as president and COO, he will continue to enable Intersil to perform at high levels in 2006 and beyond.”

Mr. DiNardo added, “I am looking forward to taking on this additional responsibility. Intersil is a broad line supplier of advanced analog solutions for the high-end consumer, industrial, communications, and computing markets addressing many applications including handheld, displays, optical storage, notebook computers, military, medical, aerospace and automotive. The Company has an extensive analog, mixed–signal and power management portfolio and has exceptional technical, financial, manufacturing and human resources. It is our belief that sustainable profitable growth comes from product innovation, strength in a broad range of end markets and a performance driven culture. I am personally very excited about my new role as we continue to create a truly great high performance analog company.”

Mr. DiNardo has 25 years of experience in the high performance analog market. Prior to Xicor, Mr. DiNardo was general manager of the Mixed Signal Business Unit at Linear Technology Corporation and previously held the position of vice president of Marketing at Linear Technology. Prior to his 13 year tenure with Linear Technology, Mr. DiNardo spent eight years with Analog Devices, Inc.

Intersil has scheduled a conference call to discuss the Company’s fourth quarter and fiscal year 2005 financial results later today, January 25th at 4:45 p.m. Eastern/1:45 p.m. Pacific. Intersil’s CEO, Rich Beyer, president and COO, Lou DiNardo, and Chief Financial Officer, David Zinsner, will provide details on the Company’s fourth quarter and fiscal year 2005 financial performance and an outlook for the first quarter of 2006.

Intersil plans to issue its earnings announcement via Market Wire approximately 20 minutes before the conference call. Investors and interested parties within the United States may listen to Intersil’s conference call on January 25th at 4:45 p.m. Eastern/1:45 p.m. Pacific by dialing (800) 638-5439 and providing the operator with the conference and the pass code “INTERSIL.” International callers may connect to the call by dialing (617) 614-3945. A replay of Intersil’s conference call will be available for one week beginning on January 25th at 7:00 p.m. Eastern/ 4:00 p.m. Pacific by calling (888) 286-8010 in the U.S. or (617) 801-6888 internationally. The pass code for the replay is “77791070”. A live web cast will also be available on Intersil’s Investor Relations homepage at http://www.intersil.com/investor and a replay will be available until February 1, 2006.

About Intersil

Intersil Corporation is a leader in the design and manufacture of high performance analog semiconductors. The Company’s products address three of the industry’s fastest growing markets: flat panel displays, handhelds and power management. Intersil products include power management devices for battery management, hot-swap and hot-plug controllers, linear regulators, supervisory ICs, switching DC/DC regulators and power MOSFET drivers; optical storage laser diode drivers; DSL line drivers; video and high performance operational amplifiers; data converters; interface ICs; analog switches and multiplexers; crosspoint switches; voice-over-IP devices; and ICs for military, space and rad-hard applications. For more information about Intersil or to find out how to become a member of our winning team, visit the company’s web site and career page at www.intersil.com.

FORWARD-LOOKING STATEMENTS

Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil Corporation’s (“Intersil”) management’s current expectations, estimates, beliefs, assumptions, and projections about Intersil’s business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release. Intersil’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Intersil filings with the U.S. Securities and Exchange Commission (“SEC”) (which you may obtain for free at the SEC’s web site at www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations, and financial condition. These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements